Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-250803, 333-274203, and 333-274284 on Form S-3ASR and Registration Statement Nos. 333-192198 and 333-271610 on Form S-8 of Chesapeake Utilities Corporation of our report dated October 31, 2023, relating to the financial statements of Pivotal Utility Holdings, Inc. d/b/a Florida City Gas appearing in this Current Report on Form 8-K dated November 9, 2023.

/s/ Deloitte & Touche LLP

Boca Raton, Florida

November 9, 2023